EXHIBIT 99

PRESS RELEASE	FOR IMMEDIATE RELEASE
Contacts:

Investment Community	News Media

JAMES J. MURREN President, Chief Financial Officer & Treasurer (702) 693-8877	ALAN M. FELDMAN Senior Vice President Public Affairs (702) 891-7147

MGM MIRAGE REPORTS RECORD SECOND QUARTER RESULTS
Same-Store Cash Flow Growth and Increased Operating Margins Highlight Results
Las Vegas, Nevada, August 3, 2006 — MGM MIRAGE (NYSE: MGM) today reported its second quarter 2006 financial results, achieving record second quarter revenues and earnings. The Company continues to drive increased revenues as a result of strategic capital investments in existing resorts. Operating margins increased and earnings benefited from a full quarter of results from the Mandalay Resort Group (“Mandalay”) properties versus 66 days of results in the prior year. Highlighting the Company’s operating results was a 5% increase in same-store1 gaming revenues and an all-time record performance at Bellagio, with Property EBITDA2 of $131 million in the quarter.
The Company reported GAAP (generally accepted accounting principles) diluted earnings per share of $0.50 for the quarter, breaking the previous second quarter record of $0.48 per share. This also sets an all-time company record for any quarter.
The Company’s strong earnings result is despite the impacts of adopting Statement of Financial Accounting Standards (SFAS) 123(R) on January 1, 2006, and the continued closure of Beau Rivage. Offsetting these items was the recognition of profits from sales of a portion of the condominium units in Tower 1 at The Signature at MGM Grand.
The following table lists these and other significant items which affect the comparability of the current year and prior year results (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended June 30,	2006	2005

Profits from The Signature at MGM Grand	$0.06	$—
Incremental stock compensation — adoption of SFAS 123(R)	(0.04)	—
Beau Rivage operating income	—	0.04
Preopening and start-up expenses	(0.03)	(0.01)
Property transactions, net	(0.03)	—
Tax adjustments	—	0.03
The 5% increase in gaming revenue resulted primarily from solid slots performance, strong high-end table games volumes and a higher table games win percentage. Non-gaming revenue was also strong, with same-store REVPAR (revenue per available room) at the Company’s Las Vegas Strip resorts increasing 3% for the quarter. Property EBITDA increased 15% to $645 million in the 2006 quarter, and on a same-store basis, Property EBITDA was up 13%.

“We continue to provide guests with the most desirable resort and entertainment experiences in the markets we serve, and that has been the cornerstone of our strong financial performance,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO. “Our future developments will only serve to enhance our portfolio and further solidify our competitive position.”
Net revenue increased 9% to $1.9 billion for the quarter. Same-store net revenue was $1.1 billion for the second quarter, up 4% over 2005 and an all-time second quarter record for the Company. This revenue growth is impressive against a strong 11% prior year increase in net revenues. Gaming revenue was up 5% overall, and included strong slots performances at several properties, particularly MGM Grand Las Vegas, MGM Grand Detroit and TI. Overall, slots revenue increased 4% on a same-store basis. Baccarat volume was particularly impressive as well, up 19% on a same-store basis. Table games hold percentages were within the normal 18-22% range in both periods, and was near the high end of the range in the current year versus the middle of the range in 2005. Bellagio was the primary beneficiary of the improved hold percentage.
Same-store hotel revenue increased 2%, as the Company reported its twelfth consecutive quarter of year-over-year REVPAR growth. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts on a same-store and pro forma (including Mandalay for both periods) basis:

	Three Months Ended
	June 30,	June 30,
	2006	2005
Same-store basis:
Occupancy %	97%	97%
Average Daily Rate (ADR)	$177	$172
Revenue per Available Room (REVPAR)	$172	$167
Pro forma basis:
Occupancy %	97%	96%
Average Daily Rate (ADR)	$154	$149
Revenue per Available Room (REVPAR)	$148	$143
The 3% increase in same-store Las Vegas Strip REVPAR comes on top of a 15% year-over-year increase in the 2005 second quarter. The Company continues to drive increased occupancy at Mandalay’s Las Vegas Strip resorts with combined occupancy of 96% in the 2006 quarter versus 95% in 2005.
Revenue growth carried through to the profit line, as the Company was able to increase its margins, leading to increases in operating income, EBITDA and Property EBITDA. The Company’s operating income increased 13% to $428 million, and the operating margin was 23% in the current quarter versus 22% in the 2005 quarter. Operating income was negatively impacted by the $16 million of stock compensation expense in the quarter and larger amounts of property transactions, restructuring and preopening expenses — $28 million in 2006 versus $6 million in 2005. Operating income was positively impacted by the profit recognition on Tower 1 of The Signature at MGM Grand.

Property EBITDA was $645 million, and on a same-store basis Property EBITDA was $406 million, a 13% increase over the 2005 second quarter. Same-store Property EBITDA was also impacted by the larger amount of property transactions and preopening expenses and the profit recognition on Tower 1 of The Signature at MGM Grand. Excluding these differences, same-store Property EBITDA would have increased 8%. The same-store Property EBITDA margin was 36%, a significant increase from 33% in the prior year. Adjusting for the items noted above, the current year Property EBITDA margin would have been 35%.
Detailed Discussion of Certain Charges
In the second quarter of 2006, net property transactions of $13 million largely related to the write-off of assets in connection with expansion projects at MGM Grand Las Vegas and Mandalay Bay and the write-off of Luxor’s investment in the Hairspray show. In the 2005 period, net property transactions totaled $2 million.
Preopening and start-up expenses of $15 million in 2006 related primarily to The Signature at MGM Grand, the Love show at The Mirage, Project CityCenter, and our share of preopening related to the Borgata expansion, which opened on June 30, 2006. Preopening and start-up expenses were $4 million in the 2005 quarter, and related to several projects at MGM Grand Las Vegas, including The Signature at MGM Grand, and MGM Grand Macau.
Earnings per share for the 2006 second quarter include the impact of implementing SFAS 123(R). The Company classified the incremental expense of $16 million as a result of implementing the standard as follows:

For the three months ended June 30,	2006
(In thousands)
Casino	$3,297
Other operating departments	1,605
General and administrative	4,777
Corporate expense and other	6,506

$16,185

Financial Position
Second quarter capital investments totaled $449 million, which included $157 million for Project CityCenter, $75 million for the permanent MGM Grand Detroit hotel and casino, $109 million for rebuilding efforts at Beau Rivage and $23 million of additional investments in MGM Grand Macau. Remaining capital expenditures of $85 million included spending on the new theatre and new restaurants at The Mirage, new amenities at Mandalay Bay, and other routine capital expenditures.
During the second quarter, the Company received an additional $113 million in recoveries from its insurers related to Hurricane Katrina’s impact on Beau Rivage, bringing total recoveries to $163 million.

Also during the second quarter, the Company repurchased 2.5 million shares of its common stock for $103 million. In April, the Company issued $750 million of long-term, fixed rate debt at rates below 7%, which it used to reduce the outstanding balance of its senior credit facility. At June 30, 2006, the Company had $2.5 billion of available borrowings under its senior credit facility.
“Our development projects continue to take shape, and we are very focused on ensuring that these projects generate strong immediate returns on investment,” said Jim Murren, MGM MIRAGE President, CFO and Treasurer. “We are also maintaining a very strong balance sheet and look forward to being able to finance future development initiatives from operating cash flow and our superior access to low-cost debt financing.”
Outlook
“We are once again expecting solid financial results in the third quarter, indicative of continued operating strength across our portfolio of resorts. We are estimating a mid-single digit increase in Property EBITDA, with an estimate of GAAP diluted EPS of approximately $0.40 per share in the third quarter of 2006, compared to $0.31 per share in the prior year,” Mr. Murren said. The Company’s EPS estimate incorporates the impact of the following significant items (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

	2006	2005
Three months ended September 30,	estimate	actual

Profits from The Signature at MGM Grand	$0.06	$—
Incremental stock compensation — adoption of SFAS 123(R)	(0.04)	—
Preopening, property transactions and other	(0.02)	(0.06)
Tax adjustments	—	(0.01)
MGM MIRAGE will hold a conference call to discuss its second quarter earnings results and outlook for the third quarter at 11:00 a.m. Eastern Daylight Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until August 17, 2006, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 2977364. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

1 References in this release to “same-store” results reflect the Company’s operations excluding the Mandalay properties and Monte Carlo in both periods. Same-store results also exclude Beau Rivage and Boardwalk in both periods.
2 “EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
*     *     *
MGM MIRAGE (NYSE:MGM), one of the world’s leading and most respected hotel and gaming companies, owns and operates 23 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey and Illinois. MGM MIRAGE has also announced plans to develop Project CityCenter, a multi-billion dollar mixed-use urban development project in the heart of Las Vegas and has a 50% interest in the MGM Grand Macau, a development project in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenues:
Casino	$796,373	$764,378	$1,643,338	$1,379,191
Rooms	524,047	455,761	1,044,297	729,815
Food and beverage	387,527	352,184	774,266	595,662
Entertainment	105,457	115,711	205,110	203,858
Retail	72,336	69,463	138,903	114,342
Other	133,445	106,973	256,873	167,808

	2,019,185	1,864,470	4,062,787	3,190,676
Less: Promotional allowances	(152,002)	(148,514)	(317,071)	(270,585)

	1,867,183	1,715,956	3,745,716	2,920,091

Expenses:
Casino	412,710	389,767	857,789	700,556
Rooms	141,484	125,405	278,611	194,884
Food and beverage	233,585	220,466	460,381	354,777
Entertainment	76,740	84,801	150,270	144,866
Retail	47,391	45,233	92,887	74,817
Other	76,600	64,517	145,904	103,982
General and administrative	276,602	249,713	546,606	408,077
Corporate expense	38,579	31,651	75,231	58,442
Preopening and start-up expenses	15,044	3,897	21,225	6,421
Restructuring costs (credit)	231	(4)	1,035	(70)
Property transactions, net	12,575	1,793	36,044	5,996
Depreciation and amortization	164,984	151,673	320,257	262,168

	1,496,525	1,368,912	2,986,240	2,314,916

Income from unconsolidated affiliates	57,081	30,885	92,635	65,930

Operating income	427,739	377,929	852,111	671,105

Non-operating income (expense):
Interest income	3,027	5,319	5,772	7,016
Interest expense, net	(195,345)	(167,348)	(392,731)	(268,816)
Non-operating items from unconsolidated affiliates	(3,341)	(4,404)	(6,936)	(7,191)
Other, net	(3,333)	(1,781)	(6,377)	(17,472)

	(198,992)	(168,214)	(400,272)	(286,463)

Income before income taxes	228,747	209,715	451,839	384,642
Provision for income taxes	(82,353)	(68,547)	(161,408)	(132,395)

Net income	$146,394	$141,168	$290,431	$252,247

Per share of common stock:
Basic:
Net income per share	$0.51	$0.49	$1.02	$0.89

Weighted average shares outstanding	284,285	285,546	284,239	284,031

Diluted:

Net income per share	$0.50	$0.48	$0.99	$0.85

Weighted average shares outstanding	292,962	296,725	292,868	295,685

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Las Vegas Strip	$1,556,387	$1,363,856	$3,127,991	$2,314,084
Other Nevada	158,325	129,141	309,289	189,872
MGM Grand Detroit	113,908	109,702	229,001	223,402
Mississippi	38,563	113,257	79,435	192,733

	$1,867,183	$1,715,956	$3,745,716	$2,920,091

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Las Vegas Strip	$518,115	$440,719	$1,041,496	$768,000
Other Nevada	24,926	21,680	49,785	30,739
MGM Grand Detroit	38,499	38,756	75,599	77,636
Mississippi	8,031	31,419	17,390	52,040
Unconsolidated resorts	55,144	28,547	89,340	63,523

	$644,715	$561,121	$1,273,610	$991,938

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended June 30, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$11,818	$231	$9,073	$21,122
Other Nevada	—	—	(131)	(131)
MGM Grand Detroit	684	—	3	687
Mississippi	—	—	13	13
Unconsolidated resorts	2,424	—	—	2,424

	14,926	231	8,958	24,115
Corporate and other	118	—	3,617	3,735

	$15,044	$231	$12,575	$27,850

Three Months Ended June 30, 2005

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs (credit)	net	Total
Las Vegas Strip	$1,497	$(4)	$1,652	$3,145
Other Nevada	—	—	(2)	(2)
MGM Grand Detroit	—	—	302	302
Mississippi	62	—	(27)	35
Unconsolidated resorts	2,338	—	—	2,338

	3,897	(4)	1,925	5,818
Corporate and other	—	—	(132)	(132)

	$3,897	$(4)	$1,793	$5,686

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Six Months Ended June 30, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$15,026	$1,035	$32,566	$48,627
Other Nevada	—	—	(150)	(150)
MGM Grand Detroit	1,277	—	1	1,278
Mississippi	—	—	10	10
Unconsolidated resorts	4,645	—	—	4,645

	20,948	1,035	32,427	54,410
Corporate and other	277	—	3,617	3,894

	$21,225	$1,035	$36,044	$58,304

Six Months Ended June 30, 2005

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs (credit)	net	Total
Las Vegas Strip	$3,939	$(4)	$5,426	$9,361
Other Nevada	—	—	(63)	(63)
MGM Grand Detroit	—	—	304	304
Mississippi	75	—	40	115
Unconsolidated resorts	2,407	—	—	2,407

	6,421	(4)	5,707	12,124
Corporate and other	—	(66)	289	223

	$6,421	$(70)	$5,996	$12,347

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
EBITDA	$592,723	$529,602	$1,172,368	$933,273
Depreciation and amortization	(164,984)	(151,673)	(320,257)	(262,168)

Operating income	427,739	377,929	852,111	671,105

Non-operating income (expense):
Interest expense, net	(195,345)	(167,348)	(392,731)	(268,816)
Other	(3,647)	(866)	(7,541)	(17,647)

	(198,992)	(168,214)	(400,272)	(286,463)

Income before income taxes	228,747	209,715	451,839	384,642
Provision for income taxes	(82,353)	(68,547)	(161,408)	(132,395)

Net income	$146,394	$141,168	$290,431	$252,247

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended June 30, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$380,645	$137,470	$518,115
Other Nevada	15,309	9,617	24,926
MGM Grand Detroit	35,262	3,237	38,499
Mississippi	2,534	5,497	8,031
Unconsolidated resorts	55,144	—	55,144

	488,894	155,821	644,715
Stock compensation			(16,185)
Corporate and other			(35,807)

			$592,723

Three Months Ended June 30, 2005

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$318,829	$121,890	$440,719
Other Nevada	12,542	9,138	21,680
MGM Grand Detroit	32,359	6,397	38,756
Mississippi	24,104	7,315	31,419
Unconsolidated resorts	28,547	—	28,547

	416,381	144,740	561,121
Stock compensation			—
Corporate and other			(31,519)

			$529,602

Six Months Ended June 30, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$775,996	$265,500	$1,041,496
Other Nevada	29,973	19,812	49,785
MGM Grand Detroit	69,445	6,154	75,599
Mississippi	6,393	10,997	17,390
Unconsolidated resorts	89,340	—	89,340

	971,147	302,463	1,273,610
Stock compensation			(37,706)
Corporate and other			(63,536)

			$1,172,368

Six Months Ended June 30, 2005

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$559,958	$208,042	$768,000
Other Nevada	15,655	15,084	30,739
MGM Grand Detroit	64,224	13,412	77,636
Mississippi	39,412	12,628	52,040
Unconsolidated resorts	63,523	—	63,523

	742,772	249,166	991,938
Stock compensation			—
Corporate and other			(58,665)

			$933,273

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$294,992	$377,933
Accounts receivable, net	312,932	352,673
Inventories	118,144	111,825
Deferred income taxes	64,875	65,518
Prepaid expenses and other	114,918	110,634

Total current assets	905,861	1,018,583

Real estate under development	115,887	—

Property and equipment, net	16,801,647	16,541,651

Other assets:
Investments in unconsolidated affiliates	1,053,474	931,154
Goodwill	1,309,131	1,314,561
Other intangible assets, net	375,681	377,479
Deposits and other assets, net	509,979	515,992

Total other assets	3,248,265	3,139,186

	$21,071,660	$20,699,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$366,812	$265,601
Income taxes payable	8,822	125,503
Current portion of long-term debt	—	14
Accrued interest on long-term debt	236,951	229,930
Other accrued liabilities	843,933	913,520

Total current liabilities	1,456,518	1,534,568

Deferred income taxes	3,345,368	3,378,371
Long-term debt	12,604,145	12,355,433
Other long-term obligations	200,236	195,976
Stockholders’ equity:
Common stock ($.01 par value: authorized 600,000,000 shares, issued 359,215,605 and 357,262,405 shares and outstanding 283,250,865 and 285,069,516 shares)	3,592	3,573
Capital in excess of par value	2,675,169	2,586,587
Deferred compensation	(436)	(3,618)
Treasury stock, at cost (75,964,740 and 72,192,889 shares)	(1,490,775)	(1,338,394)
Retained earnings	2,278,156	1,987,725
Accumulated other comprehensive loss	(313)	(801)

Total stockholders’ equity	3,465,393	3,235,072

	$21,071,660	$20,699,420